Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

TODD SHIPYARDS CORPORATION

at

$22.27 NET PER SHARE

Pursuant to the Offer to Purchase dated December 30, 2010

by

NAUTICAL MILES, INC.,

a wholly-owned subsidiary of

VIGOR INDUSTRIAL LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 28, 2011, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, of Todd Shipyards Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by registered or certified mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail:	By Facsimile Transmission:	By Hand or Courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center		Operations Center
Attn: Reorganization Department	Facsimile (718) 234-5001	Attn: Reorganization Department
P.O. Box 2042		6201 15th Avenue
New York, New York 10272-2042		Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Nautical Miles, Inc., a Delaware corporation and a wholly-owned subsidiary of Vigor Industrial LLC, an Oregon limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 30, 2010 (collectively with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (collectively with any amendments and supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (“Shares”), of Todd Shipyards Corporation, a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name Record Holders:

(please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date of the execution of this Notice of Guaranteed Delivery.

Name of Firm:
Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.